Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
	ONE MANHATTAN WEST	FIRM/AFFILIATE
	NEW YORK, NY 10001	OFFICES

	TEL: (212) 735-3000	BOSTON
	FAX: (212) 735-2000	CHICAGO
	www.skadden.com	HOUSTON
LOS ANGELES
PALO ALTO
WASHINGTON, D.C.
WILMINGTON

BEIJING
BRUSSELS
	May 31, 2022	FRANKFURT
HONG KONG
LONDON
MUNICH
PARIS
SÃO PAULO
Eve Holding, Inc.		SEOUL
1400 General Aviation Drive,		SHANGHAI
Melbourne, FL 32935		SINGAPORE
TOKYO
TORONTO

Re:	Eve Holding, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to Eve Holding, Inc., a Delaware corporation (the “Company”), in connection with (a) the issuance of up to 61,400,000 shares (collectively, the “Primary Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), comprising (i) the shares of Common Stock that may be issued upon the exercise of 11,5000,000 outstanding public warrants (the “public warrants”) that were issued pursuant to the Warrant Agreement, dated November 16, 2020, by and between Zanite Acquisition Corp., a Delaware corporation (“Zanite”), prior to the business combination, and Continental Stock Transfer & Trust Company (including the form of Warrant Certificate included therein, the “IPO Warrant Agreement”), (ii) the shares of Common Stock that may be issued upon exercise of 14,250,000 outstanding private placement warrants (the “private placement warrants”) that were issued pursuant to the IPO Warrant Agreement, and (iii) up to 35,650,000 shares of Common Stock that may be issued upon exercise of new warrants that have been issued or are issuable, subject to triggering events, to Acciona Logistica, S.A., Azorra Aviation Holdings, LLC, BAE Systems (Overseas Holdings) Limited a UK based 100% owned subsidiary of BAE Systems plc, Falko Regional Aircraft Limited, Falko eVTOL LLC, Lynx Aviation, Inc., Rolls-Royce plc, Space Florida, Strong Fundo de Investimento em Cotas de Fundos de Investimento Multimercado, SkyWest Leasing, Inc. and Thales USA, Inc. (the “Strategic PIPE Investors”), pursuant to Warrant Agreements between Zanite and the Strategic PIPE Investors, dated December 21, 2021 and March 16, 2022 (collectively the “Strategic Warrant Agreements”), (b) the resale by the selling securityholders (the “Selling Securityholders”) of up to 311,780,000 shares of Common Stock (collectively, the “Issued Shares”), comprising (i) 220,000,000 shares of Common Stock issued pursuant to the Business Combination Agreement, dated December 21, 2021 (the “Business Combination Agreement”), by and among Zanite, Eve Uam, LLC, a Delaware limited liability company (“Eve”), Embraer S.A., a Brazilian corporation (sociedade anônima) (“Embraer”), and Embraer Aircraft Holding,

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May 31, 2022

Inc., a Delaware corporation (“EAH”), and a wholly owned subsidiary of Embraer, (ii) 35,730,000 shares of Common Stock issued pursuant to Subscription Agreements dated December 24, 2021, March 9, 2022, March 16, 2022 and April 4, 2022 (collectively the “Subscription Agreements”), (iii) 5,750,000 shares of Common Stock that were converted in connection with the business combination pursuant to the Business Combination Agreement, on a one-to-one basis from Zanite Class B Common Stock originally issued to Zanite Sponsor LLC, a Delaware limited liability company, prior to the business combination (the “Sponsor”), (iv) 260,000 shares of Common Stock underlying restricted stock units granted on May 9, 2022 to certain directors and an officer of the Company pursuant to the Company’s 2022 Stock Incentive Plan (the “Plan”), (v) 140,000 restricted shares of Common Stock granted to an officer of the Company pursuant to an employment agreement (the “Employment Agreement” and collectively with the Business Combination Agreement, the Subscription Agreements and the Plan, the “Issued Share Agreements”), (vi) up to 14,250,000 shares of Common Stock that may be issued upon exercise of the private placement warrants, and (vii) up to 35,650,000 shares of Common Stock that may be issued upon exercise of new warrants issued pursuant to the Strategic Warrant Agreements, and (c) the resale by certain of the Selling Securityholders of 14,250,000 private placement warrants (collectively, the “Secondary Warrants” and collectively with the Primary Shares and the Issued Shares, the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)    the registration statement on Form S-1 of the Company relating to the Securities filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)    an executed copy of a certificate of Eduardo Couto, Chief Financial Officer of the Company, and Gerard J. DeMuro, Co-Chief Executive Officer of the Company, as of the date hereof (the “Secretary’s Certificate”);

(c)    a copy of certain resolutions of the Board of Directors of Zanite prior to the business combination adopted on November 16, 2020 (the “IPO Board Resolutions”), certified pursuant to the Secretary’s Certificate;

(d)    copies of certain resolutions of the Board of Directors of Zanite prior to the business combination adopted on December 19, 2021 and May 6, 2022 (collectively, the “Zanite Business Combination Resolutions”), certified pursuant to the Secretary’s Certificate;

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(e)     a copy of certain resolutions of the Board of Directors of the Company adopted on May 9, 2022 (the “Company Business Combination Resolutions”), certified pursuant to the Secretary’s Certificate;

(f)    copies of certain resolutions of the Sole Member of Eve and the Board of Managers of Eve adopted on December 10, 2021, and copies of certain resolutions of the Sole Stockholder of EAH and the Board of Directors of EAH adopted on December 10, 2021 (collectively, the “Eve and EAH Business Combination Resolutions”), certified pursuant to the Secretary’s Certificate;

(g)    a copy of Zanite’s Amended and Restated Certificate of Incorporation as in effect as of the date of the IPO Board Resolutions and the Zanite Business Combination Resolutions, certified pursuant to the Secretary’s Certificate;

(h)    a copy of Eve’s Certificate of Formation as in effect as of the date of the Eve and EAH Business Combination Resolutions, certified pursuant to the Secretary’s Certificate;

(i)    a copy of EAH’s Amended Certificate of Incorporation as in effect as of the date of the Eve and EAH Business Combination Resolutions, certified by the Secretary of State of the State of Delaware as of the date of the Eve and EAH Business Combination Resolutions, and certified pursuant to the Secretary’s Certificate;

(j)    a copy of the Company’s Second Amended and Restated Certificate of Incorporation as in effect as of the date of the Company Business Combination Resolutions and as in effect as of the date hereof, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(k)    a copy of Zanite’s By-Laws, as in effect as of the date of the IPO Board Resolutions and the date of the Zanite Business Combination Resolutions, and certified pursuant to the Secretary’s Certificate;

(l)    a copy of Eve’s Limited Liability Company Agreement, as first amended and restated and as in effect as of the date of the Eve and EAH Business Combination Resolutions, certified pursuant to the Secretary’s Certificate;

(m)    a copy of EAH’s By-Laws, as amended and restated and as in effect as of the date of the Eve and EAH Business Combination Resolutions, certified pursuant to the Secretary’s Certificate;

(n)    a copy of the Company’s By-Laws, as amended and restated and as in effect as of the date of the Company Business Combination Resolutions and as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(o)    an executed copy of the IPO Warrant Agreement;

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May 31, 2022

(p)    executed copies of the Strategic Warrant Agreements;

(q)    an executed copy of the Amended and Restated Registration Rights Agreement, dated as of May 9, 2022, by and among the Sponsor, Zanite, EAH, and certain other parties thereto (the “Amended and Restated Registration Rights Agreement”);

(r)    executed copies of the Issued Share Agreements; and

(s)    a certificate, dated May 31, 2022, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Securityholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Securityholders and others and of public officials, including those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined on Law”).

As used herein, “Transaction Agreements” means the Issued Share Agreements, the Amended and Restated Registration Rights Agreement, the IPO Warrant Agreement and the Strategic Warrant Agreements.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.    When the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, the Primary Shares, when issued in accordance with the terms of the IPO Warrant Agreement and the Strategic Warrant Agreements by the Company against payment of the exercise price therefor and registered in the Company’s share registry, will be validly issued, fully paid and nonassessable.

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May 31, 2022

2.    The Issued Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

3.    The Secondary Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)    we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)    we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)    we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(d)    except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(e)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(f)    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the IPO Warrant Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality; and

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(g)    we do not express any opinion whether the execution or delivery of any Transaction Agreement by the Company or the performance by the Company of its obligations under any Transaction Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a)    neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance or sale, as applicable, of the Securities: (i) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (a)(i) with respect to those agreements or instruments expected to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement), (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (a)(iii) with respect to the Opined on Law);

(b)    neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance or sale, as applicable, of the Securities, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction (except that we do not make the assumption set forth in this clause (b) with respect to the Opined on Law);

(c)    (i) an appropriate account statement evidencing the Securities credited to a recipient’s account maintained with the Company’s transfer agent has been or will be issued by the Company’s transfer agent, (ii) the issuance of the Securities has been properly recorded in the books and records of the Company; (iii) each award agreement pursuant to which rights to acquire Securities or other awards are granted pursuant to the Plan will be consistent with the Plan and will be duly authorized, executed and delivered by the parties thereto and (iv) the consideration received by the Company for each of the Securities delivered pursuant to the applicable Transaction Agreements shall not be less than the per share par value of the Securities;

(d)    the Transaction Agreements have not been amended, restated, supplemented or otherwise modified, that the Transaction Agreements have been duly authorized by all requisite corporate action of the Company and that the Transaction Agreements, as applicable, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except that we do not make the assumption set forth in this clause (d) with respect to the Secondary Warrants); and

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May 31, 2022

(e)    the issuance of the Issued Shares and the issuance of the Primary Shares did not, does not and will not violate or conflict with any agreement or instrument binding on the Company (except that we do not make the assumption set forth in this clause (e) with respect to the organizational documents listed in clauses (j) and (n) above or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement);

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP